UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACNB Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2233457
(State of incorporation or organization)	(IRS Employer Identification No.)

16 Lincoln Square

Gettysburg, Pennsylvania 17325

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $2.50 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                                            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

N/A

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $2.50 per share (the “Common Stock”), of ACNB Corporation (the “Registrant”) to be registered hereunder, is set forth under the heading “Description of ACNB and its Common Stock” in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-65763) filed with the Securities and Exchange Commission on October 16, 1998, as amended on November 4, 1998, which description is incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB Corporation
(Registrant)

Dated: December 17 , 2010	/s/ Thomas A. Ritter
Thomas A. Ritter
President & Chief Executive Officer